UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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[X]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]	Definitive Information Statement

PROPANC BIOPHARMA, INC.

(Name of Registrant as Specified in its Charter)

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Propanc Biopharma, Inc.

6 Butler Street, Camberwell

VIC, 3124 Australia

NOTICE OF ACTION TO BE TAKEN WITHOUT A MEETING

To The Stockholders of Propanc Biopharma, Inc.:

This notice and the enclosed Information Statement is being furnished by the Board of Directors (the “Board”) of Propanc Biopharma, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), to the holders of record (the “Stockholders”) of shares of our common stock, par value $0.001 (the “Common Stock”), and shares of our preferred stock, $0.01 par value per share (the “Preferred Stock”), at the close of business on [●], (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of the enclosed Information Statement is to notify our Stockholders of actions taken by written consent of the holders of a majority of our voting stock. On February 4, 2020, the Company received written consents in lieu of a meeting of stockholders from holders of 3,501,587 votes representing 69.57% of the outstanding voting power of the Company (the “Majority Stockholders”) approving the following action by the Company:

(1) approval of a Certificate of Amendment to fix the number of authorized shares of the Common Stock at one billion (1,000,000,000) shares of Common Stock (the “Common Stock Increase”), which change will be affected by the filing of the Certificate of Amendment.

The full text of the Certificate of Amendment is attached as Exhibit A to this Information Statement.

On February 4, 2020, prior to the approval of the Majority Stockholders, the Board approved the Actions and the Certificate of Amendment, subject to obtaining subsequent stockholder approval, and recommended for our stockholders to approve the Actions. The Majority Stockholders approved the Actions by written consent in lieu of a meeting on February 4, 2020.

Accordingly, your consent is not required and is not being solicited in connection with the approval of the Common Stock Increase. The Common Stock Increase and the Certificate of Amendment will become effective when we file the Certificate of Amendment with the Secretary of State of the State of Delaware. The Certificate of Amendment will not be filed and the Common Stock Increase will not become effective, until the date that is at least 20 days after the enclosed Information Statement is first mailed or otherwise delivered to our Stockholders.

This Information Statement is being mailed on or about [●], 2020, to the Stockholders of record on the close of business on the Record Date.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors
/s/ James Nathanielsz
James Nathanielsz Chief Executive Officer and Acting Chairman

Propanc Biopharma, Inc.

6 Butler Street, Camberwell

VIC, 3124 Australia

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This Information Statement is being mailed on or about [●], 2020, to the holders of record (the “Stockholders”) at the close of business on [●], 2020 (the “Record Date”) of shares of common stock, $0.001 par value per share (the “Common Stock”), and shares of preferred stock, $0.01 par value per share (the “Preferred Stock”), of Propanc Biopharma, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), in connection with the approval and adoption of the Certificate of Amendment for the Common Stock Increase by the written consent of the Majority Stockholders (as defined below). A copy of the form of the Certificate of Amendment is attached as Exhibit A to this Information Statement.

Action by Written Consent

The following action was approved by the written consent of the Majority Stockholders in lieu of a special meeting:

(1) approval of a Certificate of Amendment to fix the number of authorized shares of the Common Stock at one billion (1,000,000,000) shares of Common Stock (the “Common Stock Increase”), which change will be affected by the filing of the Certificate of Amendment.

The Common Stock Increase and the Certificate of Amendment, substantially the form attached to this Information Statement as Exhibit A, will become effective upon the acceptance for record of the Certificate of Amendment with the Secretary of State of the State of Delaware, which will occur no earlier than 20 calendar days after this Information Statement is first mailed to our Stockholders.

Required Vote

The Common Stock and the Preferred Stock are the only classes of outstanding voting stock of the Company. As of February 4, 2020, there were 3,501,587 shares of our Common Stock outstanding. On February 3, 2020, the following holders of shares of the Common Stock and shares of the Preferred Stock, representing 69.56% of the outstanding voting power of the Company (the “Majority Stockholders”), executed the written consent of the Majority Stockholders approving the Common Stock Increase pursuant to the Certificate Amendment:

Shareholder Name	Class of Shares Held	No. of Shares	No. of Votes	% of Outstanding Votes

North Horizon Pty Ltd.(1)	Common Stock	345	345	0.0009%
	Series A Preferred Stock(2)	500,000	1,000,000	2.65%
James Nathanielsz	Series B Preferred Stock(3)	1	7,003,174	48.67%
	Total:	500,346	8,003,519	51.32%

(1)	North Horizon Pty Ltd. is a Nathanielsz Family Trust. Mr. James Nathanielsz, the Chief Executive Officer, Chief Financial Officer, Acting Chairman and a director of the Company, has voting and investment power over these shares.
(2)	Each holder of outstanding shares of Series A Preferred Stock is entitled to vote on all matters submitted or required to be submitted to a vote of our stockholders, except election and removal of directors, and each share of Series A Preferred Stock entitles such holder to two votes per each outstanding share of Series A Preferred Stock.
(3)	Each holder of outstanding shares of Series B Preferred Stock is entitled to vote on all matters submitted or required to be submitted to a vote of our stockholders, and each share of Series B Preferred Stock has the voting power equivalent to the number of votes equal to the total number of shares of our Common Stock outstanding as of the record date for the determination of stockholders entitled to vote on such matters.

Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a special meeting of stockholders to approve the Common Stock Increase. In order to eliminate the costs involved in holding a special meeting of stockholders, the Board voted to utilize the written consent of the holders of a majority of our outstanding voting securities. The Board does not intend to solicit any proxies or consents from any other stockholder in connection with this action.

Stockholders Entitled to Receive Notice of Action by Written Consent

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders of record on the Record Date. This Information Statement also constitutes notice under Section 228 of the DGCL that the Common Stock Increase was approved by the written consent of the Majority Stockholders. This Information Statement is being mailed on or about DATE, 2020, to our stockholders of record on the Record Date who did not execute the written consent of the Majority Stockholders and is being delivered to inform the stockholders of the Common Stock Increase described herein before it takes effect in accordance with Rule 14c-2 of the Exchange Act. No dissenter’s rights are afforded to our stockholders under Delaware law as a result of the adoption of the Amendment.

Only holders of record of our Common Stock and Preferred Stock at the close of business on the Record Date are entitled to notice of the action taken by written consent.

Effective Date of Action by Written Consent

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the earliest date that the corporate actions being taken pursuant to the written consent of the Majority Stockholders can become effective is 20 days after the first mailing or other delivery of this Information Statement. After the foregoing 20-day period, we plan to file the Certificate of Amendment with the Secretary of State of the State of Delaware, which filing will result in the Common Stock Increase becoming effective. Notwithstanding that the Majority Stockholders have approved the Common Stock Increase, the Board reserves the right to elect in its sole discretion not to proceed with the Common Stock Increase. We recommend that you read this Information Statement in its entirety for a full description of the action approved by the Majority Stockholders.

Dissenters’ Rights of Appraisal

Neither the Company’s Certificate of Incorporation nor Bylaws nor the DGCL provide for dissenters’ rights of appraisal in connection with the Common Stock Increase described herein.

Costs of the Information Statement

We are mailing this Information Statement and will bear the costs associated therewith. We are not making any solicitations. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock and Preferred Stock held of record by them, and will reimburse such persons for their reasonable charges and expenses in connection therewith.

ACTION TO BE TAKEN

With respect to the Common Stock Increase described in this Information Statement, the Board of Directors reserves the right, notwithstanding that the Majority Stockholders have approved the Common Stock Increase, to elect not to proceed with one or more actions if the Board, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of the Stockholders to consummate the Common Stock Increase.

ACTION 1: APPROVAL OF THE CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF

INCORPORATION TO FIX THE NUMBER OF AUTHORIZED SHARES

OF COMMON STOCK AT 100,000,000 SHARES

General

Our Board and the Majority Stockholders authorized the Common Stock Increase whereby the number of authorized shares of our Common Stock will be changed to one billion (1,000,000,000) shares pursuant to the Certificate of Amendment.

Purpose and Effect of Changing (Increasing) the Number of Authorized Shares

The additional shares of Common Stock which were authorized by the Majority Stockholders would be part of the existing class of Common Stock, if and when issued by the Company. These shares would have the same rights and privileges as the shares of Common Stock currently outstanding. Holders of the Company’s Common Stock do not have preemptive rights to subscribe for and purchase any new or additional issues of Common Stock or securities convertible into Common Stock.

The principal purpose of the Common Stock Increase is to authorize a sufficient number of shares of Common Stock to satisfy our obligations to lenders. Pursuant to securities purchase agreements we have entered into over the previous two years, we have issued convertible notes that entitle the holders to, under the conditions described in the agreements and the notes issued thereto, convert the outstanding debt into shares of our Common Stock at a discount to market price. We are required under these agreements and notes to, among other things, maintain a reserve of shares of Common Stock that is well in excess of the number of shares of Common Stock our outstanding convertible debt may be converted into. We have recently been informed by the holders of our outstanding convertible debt that we are not currently in compliance with this share reserve requirement. We have therefore concluded that the Common Stock Increase is necessary to bring us into full compliance with our agreements. We will also need to seek additional financing to fund the development of our product candidate PRP and will need the flexibility to issue additional shares of Common Stock.

More generally, our Board believes that the Common Stock Increase is in the best interests of the Company and its stockholders. The purpose of increasing the number of authorized shares of Common Stock is to have shares available for issuance for such corporate purposes as the Board of Directors may determine in its discretion, including, without limitation:

●	conversion of convertible securities

●	future acquisitions

●	investment opportunities

●	stock splits

●	stock dividends or other distributions

●	issuances pursuant to our Option Plan, and

●	future financings and other corporate purposes.

Other than in connection with outstanding warrants, options or other convertible note agreements and except as set forth below, although the Company is actively discussing financing alternatives which may result in the issuance of additional shares of Common Stock, the Company has no such plans, proposals, or arrangements, written or otherwise, at this time to issue any of the newly available authorized shares of Common Stock.

No further stockholder approval is required to affect the Common Stock Increase or to issue any additional shares of Common Stock.

Effect of the Authorized Share Increase

The Common Stock Increase will have the immediate effect of increasing the total amount of authorized Common Stock as specified above, but will have no impact on the number of shares you own. The authorized shares of Common Stock may be issued without stockholder approval at any time, in the sole discretion of the Board. The authorized and unissued shares may be issued for cash, to satisfy outstanding indebtedness, to acquire property or for any other purpose that is deemed in the best interests of the Company. Any decision to issue additional shares will reduce the percentage of our stockholders’ equity held by our current stockholders and could dilute our net tangible book value. Other than to satisfy conversions of our outstanding indebtedness, we have no immediate plans, proposals or arrangements, written or otherwise, to issue the newly authorized shares of Common Stock resulting from the Common Stock Increase.

Anti-Takeover Effects of the Common Stock Increase

THE OVERALL EFFECT OF THE COMMON STOCK INCREASE MAY BE TO RENDER MORE DIFFICULT THE CONSUMMATION OF MERGERS WITH THE COMPANY OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE IT DIFFICULT TO REMOVE MANAGEMENT.

A possible effect of the relative Common Stock increase is to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s voting securities and the removal of incumbent management. Our management could use the additional shares of Common Stock available for issuance to resist or frustrate a third-party takeover effort favored by a majority of the independent stockholders that would provide an above-market premium by issuing additional shares of Common Stock.

The increase in the relative number of authorized shares of Common Stock is not the result of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the relative Common Stock increase a plan by management to adopt a series of amendments to the Company’s charter or bylaws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. As discussed above, the reason for the relative increase in the number of shares of Common Stock that the Company is able to issue in order to attract potential investors and conduct equity financings. Any issuance of additional shares of Common Stock could have the effect of diluting any future earnings per share and book value per share of the outstanding shares of our Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our capital stock by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

●	each of our directors;

●	our sole Named Executive Officer; and

●	all of our current executive officers and directors as a group.

The following table is based upon information supplied by to us by our officers, directors and certain principal stockholders. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock that the person has the right to acquire beneficial ownership within 60 days, including common stock issuable pursuant to the exercise of options that are either immediately exercisable or exercisable on or before May 3, 2019, which is 60 days after March 4, 2019. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Propanc Biopharma, Inc., 302, 6 Butler Street, Camberwell, VIC, 3124 Australia.

	Common Stock Beneficially Owned		Series A Preferred Stock Beneficially Owned		Series B Preferred Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class(1)	Number of Shares Beneficially Owned	Percentage of Class(2)	Number of Shares Beneficially Owned	Percentage of Class (2)

North Horizon Pty Ltd.(3)	345	*	500,000	100%	-	-

James Nathanielsz(4)	345	*	-	-	1	100%

Dr. Julian Kenyon	230	*	-	-	-	-

Carlo Campiciano	-	-	-	-	-	-

All directors and executive officers, as a group (3 persons)	575	*	500,000	100%	1	100%

* Represents beneficial ownership of less than one percent.

(1) Applicable percentages are based on 3,501,587 shares of our common stock outstanding as of February 4, 2020.

(2) Applicable percentages are based on 500,000 shares of our Series A Preferred Stock and one share of our Series B Preferred Stock outstanding as of February 4, 2020.

(3) North Horizon Pty Ltd. is a Nathanielsz Family Trust. Mr. Nathanielsz, the Chief Executive Officer, Chief Financial Officer, Active Chairman and a director of the Company, has voting and investment power over these shares.

(4) Represents 345 shares of our common stock held by North Horizon Pty Ltd.

INTERESTS OF CERTAIN PERSONS ON MATTERS TO BE ACTED UPON

None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the Common Stock Increase, other than the interests held by such persons through their respective beneficial ownership of the shares of our capital stock set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” In addition, the Company’s officers and directors have an interest in the Common Stock Increase that is not shared by all holders of Common Stock, as such officers and directors may be granted by the Board additional shares of Commons Stock, options and/or other equity awards in the future in connection with their services provided to the Company, as a result in the increase in the number of shares of Common Stock the Company would be authorized to issue.

DISSENTERS’ RIGHTS

Under Delaware law there are no dissenters’ rights available to our stockholders in connection with the Common Stock Increase or the Certificate of Amendment.

HOW THE COMMON STOCK INCREASE WILL BE ENACTED

The Common Stock Increase will be affected by the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. The Certificate Amendment will be effective upon the date and time of effectiveness of such filing, which is no earlier than 20 calendar days after this Information Statement is first mailed to our Stockholders who did not execute the written consent of the Majority Stockholders. The Common Stock Increase will occur on the Effective Date without any further action on the part of our stockholders.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and brokers, banks and other nominees to satisfy the delivery requirements for proxy statements and annual reports, with respect to two or more stockholders sharing the same address and who do not participate in electronic delivery of proxy materials, by delivering a single copy of such documents addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers, banks and other nominees may be “householding” Company proxy materials. This means that only one copy of proxy materials may have been sent to multiple stockholders in a household. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report from the other stockholder(s) sharing your address, please: (i) notify your broker, bank or other nominee, (ii) direct your written request to Chief Executive Officer, 302, 6 Butler Street, Camberwell, VIC, 3124 Australia, or (iii) contact our Chief Executive Officer at +61-03-9882-6723. The Company will undertake to deliver promptly, upon any such oral or written request, a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should notify their broker, bank or other nominee, or contact our Chief Executive Officer at the above address or phone number.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on our corporate website at www.propanc.com. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this Information Statement. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

Statements contained in this Information Statement concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

By Order of the Board of Directors

/s/ James Nathanielsz
James Nathanielsz
Chief Executive Officer and Acting Chairman

February 6, 2020

EXHIBIT A

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION OF

PROPANC BIOPHARMA, INC.

PROPANC BIOPHARMA, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: That resolutions were duly adopted by the Board of Directors of the Corporation by written consent on DATE, setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), declaring said amendment to be advisable and recommended for approval by the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation be amended by deleting Article 4 in its entirety and replacing it as follows:

“Article 4. A. Classes of Stock. The Corporation is authorized to issue two classes of shares to be designated as “Common Stock” and “Preferred Stock,” respectively. The Corporation has the authority to issue 1,000,000,000 total shares of Common Stock, $0.001 par value per share, and 1,500,005 total shares of Preferred Stock, $0.01 par value per share.

B. Preferred Stock. The Corporation’s board of directors shall have the authority to authorize the issuance of 1,500,005 shares of Preferred Stock with such rights, preferences and limitations as may be set from time to time by resolution of the board of directors and the filing of a Certificate of Designation as required by the General Corporation Law of the State of Delaware.”

SECOND: That in lieu of a meeting and vote of the stockholders, the Corporation’s stockholders holding a majority of the outstanding voting power of the Corporation’s capital stock have given written consent approving this Certificate of Amendment in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

THIRD: That the Effective Time of this amendment shall be 12:01 a.m. on ______________ ___, 2020.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this ___ day of ______________, 2020.

PROPANC BIOPHARMA, INC.

By:
Name:	James Nathanielsz
Title:	Chief Executive Officer